UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2025
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-42002	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5846 Crossings Boulevard
Antioch, Tennessee		37013
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (615) 781-5200

N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market
4.125% Notes due 2031	LKQ31	The Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On February 5, 2025, LKQ Corporation (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Ancora Catalyst Institutional, LP, Engine Capital, LP and certain of their affiliates (collectively, the “Investor Parties”).

Pursuant to the Cooperation Agreement, the Company has appointed Sue Gove and Michael Powell to the Company’s Board of Directors (the “Board”), effective as of February 5, 2025. The Cooperation Agreement provides for customary director replacement procedures in the event either Ms. Gove or Mr. Powell cease to serve as a director under certain circumstances as specified in the Cooperation Agreement.

Pursuant to the Cooperation Agreement, the Company also agreed to form a Finance Committee (the “Committee”), an advisory committee responsible for making recommendations to the Board regarding the Company’s capital allocation strategy and business portfolio. The Committee will be composed of five directors: Ms. Gove, Mr. Powell, Andrew Clarke, John Mendel, and Xavier Urbain. Mr. Clarke will serve as Chair of the Committee.

Pursuant to the Cooperation Agreement, the Investor Parties have agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions, such as a mutual non-disparagement provision, which remain in effect until the earlier of (i) the date that is 30 days prior to the deadline for the submission of shareholder nominations for the Company’s 2026 annual meeting of shareholders pursuant to the Company’s Amended and Restated Bylaws or (ii) the date that is 110 days prior to the first anniversary of the Company’s 2025 annual meeting of shareholders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2025, Ms. Gove and Mr. Powell were appointed to the Board, each with a term expiring at the 2025 annual meeting of shareholders. In connection with the appointments of Ms. Gove and Mr. Powell, the size of the Board was increased from 11 to 13 members. In addition, the Company has agreed to include Ms. Gove and Mr. Powell as part of the Company’s slate of nominees for election to the Board at the 2025 annual meeting of shareholders.

Ms. Gove and Mr. Powell will join the Committee pursuant to the Cooperation Agreement.

Ms. Gove and Mr. Powell were appointed to the Board pursuant to understandings with the Investor Parties, which are shareholders of the Company. The disclosures set forth in Item 1.01 above are incorporated herein by reference.

Except for the Cooperation Agreement described in Item 1.01 above, there were no arrangements or understandings pursuant to which Ms. Gove or Mr. Powell were appointed to the Board, and since the beginning of the last fiscal year, there have been no related party transactions between the Company and Ms. Gove or Mr. Powell that would be reportable under Item 404(a) of Regulation S-K.

Ms. Gove and Mr. Powell will participate in the same compensation program as each of the Company’s other non-employee directors, as described under “Director Compensation” in the Company’s proxy statement for its 2024 annual meeting of shareholders filed with the Securities and Exchange Commission on March 22, 2024.

Item 7.01	Regulation FD Disclosure.
On February 6, 2025, the Company issued a press release announcing the appointment of Ms. Gove and Mr. Powell to the Board and the Company’s entry into the Cooperation Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Cooperation Agreement, dated as of February 5, 2025, by and among LKQ Corporation, Ancora Catalyst Institutional, LP, Engine Capital, LP, and the other entities and natural persons party thereto.
99.1	LKQ Corporation Press Release dated February 6, 2025.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 6, 2025

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary